Date:	February 7, 2012
For Release:	Immediate
Contact:	Investor Contact:
	Raymond J. De Hont	Joseph Hassett, SVP
	Chairman and Chief Executive Officer	Gregory FCA Communications
	215-723-6751	610-228-2110

Neal E. Murphy Joins Met-Pro Corporation as Vice President

Harleysville, PA, February 7, 2012 – Raymond J. De Hont, Chairman and Chief Executive Officer of Met-Pro Corporation (NYSE:MPR), announced today that Neal E. Murphy has joined the Company as a  Vice President.  Mr. Murphy’s hiring will allow the Company to facilitate an orderly transition in its financial leadership.  He will become the Company’s Vice President-Finance, Secretary, Treasurer, Chief Financial Officer and Chief Accounting Officer effective on the departure of Gary J. Morgan, who presently holds these positions and whose resignation was previously announced by the Company. It is anticipated that Mr. Murphy will assume these positions by April 30, 2012.

“We are very pleased to welcome Mr. Murphy to Met-Pro Corporation,” stated De Hont.  “He brings outstanding qualifications and experience to our Company, which we are confident will be a tremendous asset to Met-Pro as we continue our efforts to grow and create value.  At the same time, we are grateful to Mr. Morgan for the contribution he has made to Met-Pro over the years, and for effecting an orderly transition in our financial leadership.”

Mr. Murphy is an accomplished financial executive with extensive experience working for both public and privately held companies.  He was most recently Vice President, Chief Financial Officer at Northern Tier Energy.  Mr. Murphy also previously served as Vice President, Chief Financial Officer at Sunoco Logistics Partners, Quaker Chemical Corporation, International Specialty Products, and PQ Corporation.  His previous experience also includes serving as President of Akzo PQ Silica.  Mr. Murphy started his career at Coopers & Lybrand.

Mr. Murphy, age 54, earned a Bachelor of Science Degree in Accounting from Villanova University and a Master of Science Degree in Taxation from Widener University.  He also completed the Advanced Management Program at the Harvard Business School.

About Met-Pro

Met-Pro Corporation, with headquarters at 160 Cassell Road, Harleysville, Pennsylvania, is a leading niche-oriented global provider of product recovery, pollution control, fluid handling and filtration solutions. The Company’s diverse and synergistic solutions and products address the world’s growing need for clean air and water, reduced energy consumption and improved operating efficiencies. Through its global sales organization, internationally recognized brands, and operations in North America, South America, Europe and The People's Republic of China, Met-Pro’s solutions, products and systems are sold to a well-diversified cross-section of customers and markets around the world. For more information, please visit www.met-pro.com.

The Private Securities Litigation Reform Act of 1995 provides a “safe harbor” for forward-looking statements. Certain information included in this news release, and other materials filed or to be filed with the Securities and Exchange Commission (as well as information included in oral or other written statements made or to be made by the Company), contain statements that are forward-looking. Such statements may relate to plans for future expansion, business development activities, capital spending, financing, the effects of regulation and competition, or anticipated sales or earnings results. Such information involves risks and uncertainties that could significantly affect results in the future and, accordingly, such results may differ from those expressed in any forward-looking statements made by or on behalf of the Company. These risks and uncertainties include, but are not limited to, those relating to, the cancellation or delay of purchase orders and shipments, product development activities, goodwill impairment, computer systems implementation, dependence on existing management, the continuation of effective cost and quality control measures, retention of customers, global economic and market conditions, and changes in federal or state laws.

Met-Pro common shares are traded on the New York Stock Exchange, symbol MPR.

To obtain an Annual Report or additional information on the Company, please call 215-723-6751 and ask for the Investor Relations Department, or visit the Company’s website at www.met-pro.com.